AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 1995
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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              -------------------

Filed by the Registrant X
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

                              -------------------

                           ORION PICTURES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              -------------------

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

XFee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration No.:

3) Filing Party:

4) Date Filed:

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
      SUPPLEMENT TO THE JOINT PROXY STATEMENT DATED SEPTEMBER 28, 1995 OF
                             THE ACTAVA GROUP INC.,
                          ORION PICTURES CORPORATION,
               METROMEDIA INTERNATIONAL TELECOMMUNICATIONS, INC.
                                      AND
                           MCEG STERLING INCORPORATED
                                      FOR
                          MEETINGS OF STOCKHOLDERS TO
                          BE HELD ON NOVEMBER 1, 1995
                                   AND TO THE
                                 PROSPECTUS OF
                             THE ACTAVA GROUP INC.
                    SHARES OF COMMON STOCK, $1.00 PAR VALUE
                              -------------------

                                                                October 16, 1995

    The following information (the "Supplement") amends and supplements the Joint Proxy Statement/Prospectus, dated September 28, 1995 (the "Joint Proxy Statement/Prospectus"), of The Actava Group Inc., a Delaware corporation ("Actava"), Orion Pictures Corporation, a Delaware corporation ("Orion"), Metromedia International Telecommunications, Inc., a Delaware corporation ("MITI"), and MCEG Sterling Incorporated, a Delaware corporation ("Sterling"). A copy of the Joint Proxy Statement/Prospectus has been sent to you previously. An additional copy of the Joint Proxy Statement/Prospectus will be furnished without charge, upon written or oral request to stockholders of Actava, Orion, MITI or Sterling, respectively, by requesting a copy thereof from Actava, 945 East Paces Ferry Road, Suite 2210, Atlanta, Georgia 30326, from Orion, 1888 Century Park East, Los Angeles, California 90067, from MITI, 41 West Putnam Avenue, Greenwich, Connecticut 06830 and from Sterling, 1888 Century Park East, Suite 1777, Los Angeles, California 90067-1721. Certain information contained in this Supplement modifies, and should be read in conjunction with, the Joint Proxy Statement/Prospectus. Capitalized terms used but not defined herein shall have the meanings set forth in the Joint Proxy Statement/Prospectus. Cross-references set forth in this Supplement are to material in the Joint Proxy Statement/Prospectus.

MEETINGS OF STOCKHOLDERS

    The Special Meeting of the stockholders of Actava is scheduled to be held on November 1, 1995 at 9:00 a.m. local time in the Conference Center, Resurgens Plaza, 945 East Paces Ferry Road, Atlanta, Georgia 30326 (the "Actava Special Meeting"). The Special Meeting of the stockholders of Orion is scheduled to be held on November 1, 1995 at 9:00 a.m. local time in the Concourse Level at 1285 Avenue of the Americas, New York, New York 10019 (the "Orion Special Meeting"). The Special Meeting of the stockholders of Sterling is scheduled to be held on November 1, 1995 at 9:00 a.m. local time in the Concourse Level at 1285 Avenue of the Americas, New York, New York 10019 (the "Sterling Special Meeting"; and together with the Orion Special Meeting and the Actava Special Meeting, the "Meetings"). In lieu of MITI holding a Special Meeting of the stockholders of MITI, the holders of MITI Common Stock will be asked, in accordance with Section 228 of the Delaware General Corporation Law, to act by written consent with respect to the matters described herein that are subject to their approval.

    The purpose of the Meetings is to consider and vote upon the terms of an Amended and Restated Agreement and Plan of Merger dated as of September 27, 1995 (the "Merger Agreement") among Orion, Actava, MITI, Sterling, OPC Merger Corp., a newly formed, wholly-owned subsidiary of Actava ("OPC Mergerco"), and MITI Merger Corp., a newly formed, wholly-owned subsidiary of Actava ("MITI Mergerco"). The Merger Agreement amends and restates in its entirety an Agreement and Plan of Merger dated as of April 12, 1995 (the "Initial Merger Agreement") among Actava, Orion, Sterling and MITI. Pursuant to the Merger Agreement, at the Effective Time (as defined below),

(i) Orion will merge with and into OPC Mergerco (the "Orion Merger") with OPC Mergerco being the surviving corporation of the Orion Merger, (ii) MITI will merge with and into MITI Mergerco (the "MITI Merger") with MITI Mergerco being the surviving corporation of the MITI Merger, and (iii) Sterling will merge with and into Actava (the "Sterling Merger" and together with the Orion Merger and the MITI Merger, the "Mergers") with Actava being the surviving corporation of the Sterling Merger. OPC Mergerco, as the surviving corporation of the Orion Merger, will be renamed "Orion Pictures Corporation" and will continue the business and operations of Orion and Sterling (see below). MITI Mergerco, as the surviving corporation of the MITI Merger, will be renamed "Metromedia International Telecommunications, Inc." and will continue the business and operations of MITI. Actava, as the surviving corporation of the Sterling Merger, will be renamed "Metromedia International Group, Inc." and will then transfer the operating assets of Sterling to New Orion.

    CONSUMMATION OF THE MERGERS REMAINS SUBJECT TO, AMONG OTHER THINGS, THE APPROVAL OF THE STOCKHOLDERS OF EACH OF ACTAVA, ORION, MITI AND STERLING.

    At the effective time of the Mergers (the "Effective Time"):

        . Holders of Orion Common Stock will receive a number of shares of Common Stock for each share of Orion Common Stock (the "Orion Exchange Ratio") determined pursuant to a formula as more fully described in the Joint Proxy Statement/Prospectus (assuming that the Determination Date (as defined below) occurred on September 20, 1995, holders of Orion Common Stock would have received .57143 shares of Common Stock for each share of Orion Common Stock);

        . Holders of MITI Common Stock will receive a number of shares of Common Stock for each share of MITI Common Stock (the "MITI Exchange Ratio") determined pursuant to a formula as more fully described in the Joint Proxy Statement/Prospectus (assuming that the Determination Date occurred on September 20, 1995, holders of MITI Common Stock would have received 5.54937 shares of Common Stock for each share of MITI Common Stock); and

        . Holders of Sterling Common Stock will receive a number of shares of Common Stock for each share of Sterling Common Stock (the "Sterling Exchange Ratio") determined pursuant to a formula as more fully described in the Joint Proxy Statement/Prospectus (assuming that the Determination Date occurred on September 20, 1995, holders of Sterling Common Stock would have received .04627 shares of Common Stock for each share of Sterling Common Stock).

    A toll-free number (800-846-1635) has been established from which stockholders, commencing from the date of the Joint Proxy Statement/Prospectus and continuing until the date of the Meetings, can obtain information regarding the Orion Exchange Ratio, the MITI Exchange Ratio and the Sterling Exchange Ratio as of each such date, the Actava Average Closing Price as of each such date and the number of outstanding shares of Orion Common Stock, MITI Common Stock and Sterling Common Stock as of each date during such period. Such information will be updated daily following the close of business, New York City time, and the Orion Exchange Ratio, the MITI Exchange Ratio and the Sterling Exchange Ratio will be finally determined in accordance with the terms of the Merger Agreement on the Determination Date (i.e., the day which is five calendar days prior to the day of the Meetings--October 27, 1995).

ORION, ACTAVA AND STERLING PROXIES

    A proxy card has been enclosed with this Supplement. Stockholders of Orion, Actava and Sterling should complete and return the proxy card accompanying this Supplement if they have not previously completed and returned a proxy card or if they desire to revoke any proxy previously given. All properly executed proxy cards delivered pursuant to these solicitations and not revoked will be voted at the respective Meetings in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES OF ORION COMMON STOCK, THE SHARES OF COMMON STOCK

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
OR THE SHARES OF STERLING COMMON STOCK, AS THE CASE MAY BE, REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE RESPECTIVE PROXY CARDS. If any other matters properly come before the Orion Special Meeting, the Actava Special Meeting or the Sterling Special Meeting, as the case may be, the persons named as proxies will vote upon such matters according to their judgment.

    All proxy cards delivered pursuant to this solicitation are revocable at any time prior to the Orion Special Meeting, the Actava Special Meeting, or the Sterling Special Meeting at the option of the persons executing them, in the case of Orion Stockholders, by giving written notice to the Secretary of Orion, by delivering a later dated proxy card or by voting in person at the Orion Special Meeting, in the case of Actava Stockholders, by giving written notice to the Secretary of Actava, by delivering a later dated proxy card or by voting in person at the Actava Special Meeting, or in the case of Sterling Stockholders, by giving written notice to the Secretary of Sterling, by delivering a later dated proxy card or by voting in person at the Sterling Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed by Orion Stockholders to: Orion Pictures Corporation, 1888 Century Park East, Seventh Floor, Los Angeles, CA 90067, Attention: John W. Hester, Secretary, by Actava Stockholders to: The Actava Group Inc., 945 East Paces Ferry Road, Suite 2210, Atlanta, GA 30326,
Attention: Walter M. Grant, Secretary, and by Sterling Stockholders to: MCEG Sterling Incorporated, 1888 Century Park East, Suite 1777, Los Angeles, CA 90067, Attention: Kathleen E. Morris, Secretary. In addition, both proxies and revocations of proxies may be given by Orion Stockholders and Actava Stockholders by delivering to Chemical Mellon Shareholder Services, by means of facsimile at (201) 296-4956, or by Sterling Stockholders by delivering to Sterling by means of facsimile at (310) 282-8303, in each case before 6:00 p.m., New York City time, on the business day immediately preceding the Meetings, both sides of an executed form of proxy or notice of revocation bearing a later date than the earlier delivered proxy.

RECENT DEVELOPMENTS--TRITON

    On October 12, 1995, Triton Group Ltd. filed with the Commission Amendment No. 12 to its Schedule 13D ("Amendment No. 12") relating to its ownership of Common Stock. In Amendment No. 12, Triton disclosed that on October 12, 1995, it had entered into a letter agreement (the "Triton Letter Agreement") with Actava pursuant to which Actava agreed to register approximately 3,000,000 shares of Common Stock held by Triton on a Form S-3 registration statement (the "Triton Form S-3"). The Triton Form S-3 was filed with the Commission on October 13, 1995. Pursuant to the Triton Letter Agreement, Actava agreed to use all reasonable efforts to cause the Triton Form S-3 to remain effective until ninety days after the consummation of the Mergers. On October 13, 1995, Triton delivered to Actava executed proxies covering all of Triton's shares of Common Stock, which will enable Actava's proxyholders to vote all of the Actava shares held by Triton in favor of the Mergers. In the Triton Letter Agreement, Triton agreed that it will not revoke, amend or rescind such proxies, unless proxies are required to be resolicited from all stockholders of Actava as a result of a material change in information regarding the Mergers contained in the Joint Proxy Statement/Prospectus as supplemented hereby. Triton also agreed to pay certain reasonable out-of pocket expenses incurred by Actava in effecting the registration. Both parties will cooperate with each other to ensure the concurrent application of the net proceeds of any offering first to repay in full all obligations of Triton under the Amended and Restated Loan Agreement between Triton and Actava. In addition, Actava and Triton will provide the other with certain indemnification regarding the Triton Form S-3.

    Subject to favorable market conditions, including, in particular, the stock price of the Common Stock, Triton intends to sell all or a portion of its shares of Common Stock being registered under the Triton Form S-3. Such sales may primarily consist of block transactions but also may involve market transactions or other transactions effected through a registered broker dealer. Actava has agreed with Triton to use its reasonable efforts to assist Triton in its sales effort. In addition, Triton may distribute a portion of its shares of Common Stock to its stockholders.

    Triton has also agreed to pay the reasonable costs and expenses associated with the preparation and mailing of this Supplement, up to a maximum of $35,000.

    As was disclosed in the Joint Proxy Statement/Prospectus, as of the record date for the Actava Special Meeting, directors, executive officers and affiliates of Actava owned beneficially an aggregate of 5,199,991 shares of Common Stock (excluding shares which may be received upon the exercise of options to acquire shares of Common Stock), or approximately 29.8% of the outstanding shares of Common Stock. Included among the 5,199,991 shares of Common Stock owned beneficially by Actava's directors, executive officers and affiliates is an aggregate of 4,413,598 shares of Common Stock, or approximately 25.3% of the outstanding shares of Common Stock, owned by Triton. As a result of the developments described above, it is anticipated that all such shares of Common Stock held by Actava's directors, officers and affiliates will be voted in favor of the Merger Agreement.

    Pursuant to the Triton Letter Agreement, Triton agreed with Actava, subject to the consummation of the Mergers, to waive the provisions of the Triton Stockholders Agreement requiring that the Board of Directors of Actava consist of nine members and that Triton be entitled to designate one member of the Board of Directors of Actava. As a result of Triton's agreement to waive its rights under the Triton Stockholders Agreement to appoint one director to the Surviving Corporation's Board of Directors, at the Effective Time, the number of members of the Surviving Corporation's Board of Directors will be fixed at ten persons to be designated prior to the Effective Time. Six of the ten directors are to be designated by Orion and the remaining four directors are to be designated by Actava. It is currently anticipated that Messrs. John W. Kluge, Stuart Subotnick, Richard J. Sherwin, Arnold L. Wadler and Leonard White and Ms. Silvia Kessel will be designated by Orion to the Surviving Corporation's Board of Directors and that John D. Phillips, Carl E. Sanders, John P. Imlay Jr. and Clark A. Johnson will be designated by Actava to the Surviving Corporation's Board of Directors.

    Certain biographical, share ownership and other pertinent information regarding the persons who will serve as directors or executive officers of the Surviving Corporation is incorporated by reference herein from documents filed by Actava and Orion with the Commission pursuant to the Exchange Act and is included elsewhere in the Joint Proxy Statement/Prospectus. Such information regarding Messrs. Kluge, Subotnick, Wadler and White and Ms. Kessel can be found in Orion's Form 10-K/A Amendment No. 1 filed on June 28, 1995 amending Orion's Annual Report on Form 10-K for the fiscal year ended February 28, 1995 (File No. 1-5979). Such information regarding Messrs. Phillips, Sanders, Imlay and Johnson can be found in Actava's Form 10-K/A Amendment No. 1 filed on April 28, 1995 amending Actava's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-5706). See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." For information regarding Mr. Sherwin, See "INFORMATION REGARDING MITI--Nominee to Surviving Corporation's Board of Directors."

RECENT DEVELOPMENTS--PUBLIC TRADING MARKET

    It is a condition to the consummation of the Mergers that the outstanding shares of Common Stock and the shares of Common Stock to be isued in the Mergers be accepted for listing on the NYSE or the AMEX or accepted for quotation on the NASDAQ/NMS. The outstanding shares of Common Stock and the shares of Common Stock to be issued in the Mergers have been accepted for listing on the AMEX, subject to an official notice of issuance.


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